UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
[   ] Definitive Information Statement

NEWS OF CHINA, INC.
(Name of the Registrant as Specified in its Charter)

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NEWS OF CHINA, INC.

113 Barksdale Professional Center
Newark, Delaware 19711

INFORMATION STATEMENT
__________, 2011

GENERAL

This Information Statement is first being mailed on or about _______, 2011 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), of News of China, Inc., a Delaware corporation (the “Company”), as of the close of business on November 30, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated November 30, 2011 (the “Written Consent”), of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to News of China, Inc.

The Written Consent authorized an amendment to our Certificate of Incorporation (the “Amendment”), which amends our current Certificate of Incorporation to:

  change our name to W&E Source Corp. (the “Name Change”); and

  increase the Company’s number of authorized shares of common stock from 50,000,000 to 500,000,000 (the “Increase in Authorized Shares”).

A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware, which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders. We will pay the cost of preparing, printing and distributing this Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Hong Ba
Hong Ba
Chief Executive Officer

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law (“DGCL”) and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 25,900,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On November 29, 2011, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our stockholders approve the Amendment substantially as set forth in Appendix A.

On November 30, 2011, holder of 15,000,000 shares of our Common Stock, constituting 57.9% of our issued and outstanding Common Stock, the sole class of our voting securities consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority stockholders were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the DGCL, file the Amendment with the Delaware Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 50,000,000 shares of Common Stock, par value $0.0001 per share. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

As the close of business on the Record Date, we had a total of 25,900,000 shares of Common Stock outstanding.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Our current Certificate of Incorporation state that the name of the Company is “News of China, Inc.” On November 29, 2011, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to change our name to “W&E Source Corp.” and increase the number of authorized shares to 500,000,000. Our stockholders holding a majority of our issued and outstanding shares of voting stock approved the Amendment pursuant to a Written Consent dated as of November 30, 2011. The substantive text of the proposed Amendment is attached hereto as Appendix A.

The Amendment will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

1.               Name Change

Our Board of Directors has determined that the change of our name to “W&E Source Corp.” is in the best interests of our stockholders and will more accurately reflect, and allow us to engage in business activities as planned.

2.               Increase in Authorized Shares

As of the date of this Information Statement, the Company was authorized, pursuant it its Certificate of Incorporation, to issue up to 50,000,000 shares of its common stock, and there were 25,900,000 shares of its common stock issued and outstanding. The board and majority stockholders approved an amendment to the Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 500,000,000 shares of common stock with the same par value of $0.0001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including financing activities and possible acquisitions, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, possible acquisitions, establishing employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

The shares of common stock do not carry any pre-emptive rights. The adoption of the increase in authorized share capital will not of itself cause any changes in the Company's capital accounts. The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and could be issued at prices lower than the prices at which existing shareholders purchased their shares. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Shares.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the adoption by the board of directors, nor the approval by the majority shareholder of the name change and the increase of authorized shares provides stockholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under Section 262 of the DGCL, the certificate of incorporation or the bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 30, 2011 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer, chief financial officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole and direct voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of November 30, 2011 based upon 25,900,000 shares of common stock outstanding.

		Amount and
		Nature of
		Beneficial	Percent
Name and Address of Beneficial Owner	Office, If Any	Ownership	Common Stock

Hong Ba Unit 2702, Sanlitun SOHO, Building 2 No. 8 Gongtibeilu, Chaoyang District Beijing, China 100027	CEO and Director	-0-	-0-

Chenxi Shi 1855 Talleyrand, #203A Brossard, QC J4W 2Y9 Canada	CFO and Director	1,000,000	3.9%

Junjun Wu 1-97 Hongqi North Street Xiaowang Village, Wanbailin District Taiyuan, Shanxi, China 030024	Director	15,000,000	57.9%

Directors and Officers as a group		16,000,000	61.8%

Chenling Shi Room 903, 9/F, Entrance 12, Bldg 4, Jiaodaokou Dongdajie, Dongcheng District, Beijing, China 100007.		4,500,000	17.4%

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or officer of the Company or associate of any director or officer of the Company has any substantial interest, direct or indirect, by security holding or otherwise, in the Amendment, which is not shared by all other holders of the Company’s Common Stock and other voting securities.

OTHER

The Board of Directors of the Company approved the Amendment by a Unanimous Written Consent dated as of November 29, 2011.

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company a proposal.

No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
NEWS OF CHINA, INC.

          The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

          FIRST: That by unanimous written consent of the Board of Directors of News of China, Inc. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring said amendment to be advisable and requesting a majority of the stockholders of the Corporation to give their consent in writing thereto. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that Article I of the Certificate of Incorporation of the Corporation be amended and restated to read as follows:

          The name of the corporation is “W&E Source Corp.”

          RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be amended and restated as follows:

          The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000). The par value of each of such shares is $0.0001.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a majority of the stockholders of said corporation gave their consent in writing to the preceding resolutions in lieu of meeting of stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.